                                                                    Exhibit 99-3

                            PLAN OF RECAPITALIZATION

                                       AND

                           STOCK REPURCHASE AGREEMENT


                          DATED AS OF OCTOBER 31, 1997


                                  By and Among


                              BIG 5 HOLDINGS CORP.


                                ROBERT W. MILLER,


                                STEVEN G. MILLER,


                                       and


                          GREEN EQUITY INVESTORS, L.P.,

                          PLAN OF RECAPITALIZATION AND
                           STOCK REPURCHASE AGREEMENT


        This PLAN OF RECAPITALIZATION AND STOCK REPURCHASE AGREEMENT (the "Agreement") is entered into as of October 31, 1997, by and among Big 5 Holdings Corp., a Delaware corporation ("Parent"), Robert W. Miller ("RW Miller"), Steven
G. Miller ("SG Miller" and together with RW Miller, the "Millers") and Green Equity Investors, L.P., a Delaware limited partnership ("GEI"), with respect to the following facts and circumstances:

        A. Parent and United Merchandising Corp., a California corporation ("UMC"), are wholly-owned subsidiaries of Big 5 Corporation, a Delaware corporation ("Old Parent"). Parent, the Millers and GEI contemplate that UMC will be merged into New Big 5 Corp., a Delaware corporation and wholly-owned subsidiary of UMC ("Big 5"), with the result that UMC will be reincorporated in Delaware (the "Subsidiary Merger") in a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Thereafter, Old Parent will be merged into Parent so that Parent will be the successor corporation and Big 5 will become a wholly-owned subsidiary of Parent (the "Parent Merger" and together with the Subsidiary Merger, the "Mergers") in a tax-free reorganization under Section 368(a) of the Code. Upon completion of the Mergers the name of Big 5 will be Big 5 Corp.

        B. Thereafter the parties will use their respective best efforts to cause Parent and Big 5 to effect, as hereinafter set forth, the following transactions (collectively referred to as the "Recapitalization"): (i) Big 5 will cause the offering and issuance and sale to qualified institutional buyers under Rule 144A or Regulation S of the Securities Act of 1933 (the "Offering") of its Senior Notes due 2007 (the "Notes"); (ii) Big 5 will defease and call for repayment all of its outstanding 13 5/8% Senior Subordinated Notes due 2002 (the "Old Notes"); (iii) Parent will issue and sell its Discount Notes (the "Parent Discount Notes") with a warrant to purchase approximately three percent of the common stock, $0.01 par value of Parent (the "Common Stock") at a nominal exercise price (the "Warrant") (together, the "Parent Note Financing"); (iv) Parent will accelerate vesting of substantially all of the outstanding options and restricted stock held by management and employees of Big 5; (v) Parent will redeem for cash its existing Series A 9% Cumulative Redeemable Preferred Stock (the "Parent Old Preferred") for approximately twenty one million nine hundred thousand dollars ($21,900,000) in the aggregate, including accrued dividends;
(vi) Parent will pay a cash distribution of fifteen dollars ($15.00) per share on its outstanding shares of Common Stock (approximately sixty three million two hundred thousand dollars ($63,200,000) in the aggregate); (vii) Parent will repurchase from Pacific Enterprises ("PE") that certain warrant dated September 25, 1992 to purchase three hundred ninety seven thousand six hundred forty four (397,644) shares of Common Stock and sixteen thousand six hundred sixty seven (16,667) shares of Parent Old Preferred (the "PE Warrant") and will repurchase from the Selling Stockholders (as hereinafter defined) approximately two million seven hundred thirty seven thousand three hundred ten (2,737,310) shares of Common Stock (of which GEI owns 86.8%) for an aggregate of approximately seventeen million six hundred thirteen thousand four hundred ninety dollars ($17,613,490) in cash and thirty five million dollars ($35,000,000) of Parent Senior Exchangeable Preferred Stock (the "Parent New Preferred"); (viii) Parent will sell additional Common Stock to middle and senior level management of Big 5; and
(ix) other transactions will occur, including a distribution from Big 5 to Parent, so that the above referenced transactions can be effected and the capital structure of Big 5 will be as set forth under "Capitalization" in the Preliminary Offering Memorandum, subject to completion dated October 27, 1997 (the "Offering Memorandum").

        C. Parent, GEI and the Millers desire, for their mutual benefit, to enter into this Agreement to set forth their respective rights and obligations with respect to the Recapitalization.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                              The Recapitalization

        1.1 Sale of Notes. As soon as practicable, Parent will use its best efforts to cause Big 5 to issue and sell one hundred thirty one million dollars ($131,000,000) of Notes as described in the Offering Memorandum on terms reasonably acceptable to the Millers and GEI.

        1.2 Defeasance of Old Notes. Concurrently with the sale of the Notes, Parent will cause Big 5 to defease and call for repayment all of the outstanding Old Notes.

        1.3 Sale of Parent Discount Notes. Concurrently with the sale of the Notes, Parent will effect the Parent Note Financing for twenty four million five hundred thousand dollars ($24,500,000) of proceeds, the terms and conditions of the Parent Discount Notes and the Warrant to be reasonably acceptable to GEI and the Millers.

        1.4 Acceleration of Vesting. Concurrently with the sale of the Notes, Parent will accelerate vesting of substantially all of the issued and outstanding employee stock options and restricted stock under the various agreements respecting such options and restricted stock held by management and employees of Big 5. Parent will facilitate the exercise of such stock options by existing employees by offering to such employees the option to pay the aggregate exercise price of such outstanding options (other than the par value of such shares) by way of a personal recourse obligation secured by such employee's existing Common Stock and the Common Stock to be issued pursuant to the exercise of the options, the proceeds of such Common Stock and other payments.

        1.5 Redemption of Parent Old Preferred. Pursuant to the Parent Merger, Parent will issue to the holders of the Parent Old Preferred the same number of shares of new preferred stock with terms substantially the same as the terms of the Series A 9% Cumulative Redeemable Preferred Stock of Old Parent which is presently outstanding. This Series A 9% Cumulative Redeemable Preferred Stock will be immediately redeemed by Parent as hereinafter provided pursuant to
Section 5(c) of the Statement of Designation of Rights, Preferences, Privileges and Restrictions with respect to the Series A 9% Cumulative Redeemable Preferred Stock of Old Parent and the comparable provisions of the Certificate of Incorporation of Parent (the "Statement"). As soon as practical after the date hereof, Parent will make an offer, pursuant to Section 5(c) of the Statement, to exchange all of such Parent Old Preferred for cash equal to the face amount of the Parent Old Preferred plus accrued and unpaid dividends thereon to the date of redemption (the "Exchange Consideration"), (the "Preferred Redemption"). Concurrently with, and conditional upon, the consummation of the Recapitalization, GEI agrees to accept, and will accept, the Exchange Consideration for all of its Parent Old Preferred, amounting to one hundred twenty nine thousand nine hundred thirty two (129,932) shares out of a total of one hundred forty nine thousand six hundred fifty four (149,654) outstanding shares of Parent Old Preferred (amounting to eighty six point eighty two percent (86.82%) of the Parent Old Preferred). Inasmuch as GEI owns in excess of two-thirds (2/3) in interest of the Parent Old Preferred, GEI's acceptance of the offer and receipt of the Exchange Consideration for its Parent Old Preferred will result on the date of the Recapitalization in the mandatory redemption pursuant to Section 5(c) of the Statement of all of the Parent Old Preferred issued in the Parent Merger.

        1.6 Distribution on Big 5 Common Stock. Promptly following the transactions set forth in Sections 1.1 through 1.5 above, Parent will cause Big 5 to make a cash distribution of approximately eighty two million dollars ($82,000,000) to Parent.

        1.7 Distribution on Parent Common Stock. Promptly following the transactions set forth in Sections 1.1 through 1.6 above, Parent will make a cash distribution of fifteen dollars ($15.00) per share (the "Distribution") on Parent's Common Stock. The record date for the Distribution shall be set so that
(i) the shares of Common Stock issued to senior and middle level management pursuant to Section 1.9 below will not be entitled to the Distribution, but (ii) the shares of Common Stock issued to employees of Big 5 upon the exercise of employee stock options pursuant to the acceleration of vesting provided for in
Section 1.4 above will be entitled to the Distribution.

        1.8  Repurchase of Parent Common Stock and PE Warrant.

               1.8.1 Repurchase of Common Stock From Selling Stockholders. Promptly following the transactions set forth in Sections 1.1 through 1.7 above, Parent will purchase two million seven hundred thirty seven thousand three hundred ten (2,737,310) shares of Common Stock in the aggregate from all persons (or their successors and assigns) who purchased both Common Stock and Parent Old Preferred of Old Parent in 1992 (the "Selling Stockholders"). Parent will purchase seventy six point sixty six percent (76.66%) of the Common Stock owned by each of the Selling Stockholders. It is a condition of this Agreement that Parent purchase substantially all of such two million seven hundred thirty seven thousand three hundred ten (2,737,310) shares of Common Stock in the aggregate. The Common Stock will be purchased for cash and shares of Parent New Preferred, amounting to eleven million nine hundred seven thousand two hundred ninety nine dollars ($11,907,299) in cash and thirty one million four hundred ninety three thousand dollars ($31,493,000) of liquidation preference of the Parent New Preferred (the "Liquidation Value"), representing four dollars thirty five cents ($4.35) in cash and eleven dollars fifty cents and five mills ($11.505) of Liquidation Value per share of Common Stock repurchased by Parent.

               1.8.2 GEI Offer to Sell Common Stock to Parent. As of the date of this Agreement, GEI owns three million one hundred thousand one hundred sixty (3,100,160) shares of Common Stock. GEI hereby agrees to offer to sell to Parent on the date of the substantial consummation of the Recapitalization, conditional upon the consummation of the Recapitalization, two million three hundred seventy six thousand five hundred eighty three (2,376,583) shares of Common Stock, representing seventy six point sixty six percent (76.66%) of the Common Stock owned by GEI for ten million three hundred thirty eight thousand one hundred thirty six dollars ($10,338,136) in cash and twenty seven million three hundred forty two thousand six hundred dollars ($27,342,600) of Liquidation Value of the Parent New Preferred.

               1.8.3 Fractional Shares. In the event of fractional shares of Common Stock or Parent New Preferred, no fractional shares will be repurchased or will be issued. Parent will round to the nearest whole share of Common Stock in connection with the repurchase of Common Stock and to the nearest whole share of Parent New Preferred based on a $100 Liquidation Value per share.

               1.8.4 Repurchase of PE Warrant. Parent will, concurrently with the repurchase of Common Stock from the Selling Stockholders, repurchase from PE the PE Warrant for a payment of five million seven hundred six thousand one hundred ninety one dollars ($5,706,191) in cash and thirty five thousand seventy (35,070) shares of Parent New Preferred, representing three million five hundred seven thousand dollars ($3,507,000) of Liquidation Value of the Parent New Preferred.

        1.9 Sale of Parent Common Stock to Management. Concurrently with the transactions set forth in Section 1.8 above (other than the purchase from PE referenced in clause 1.8.5), pursuant to Parent's 1997 Management Equity Plan, Parent will sell to certain middle and senior level management employees of Parent and Big 5 (as previously identified by the Millers) approximately four hundred sixty two thousand and nine (462,009) shares of Common Stock for five dollars ($5.00) per share pursuant to a form or forms of Management Subscription and Stockholders Agreement reasonably acceptable to GEI and the Millers (the "Management Agreement") for a total consideration of approximately two million three hundred ten thousand forty five dollars ($2,310,045). To the extent that any such management employees shall fail to purchase that number of shares of Common Stock from Parent pursuant to the Management Agreement, the Millers agree to arrange for the purchase of such shares by other management employee or purchase such shares themselves, at the Millers' option, for five dollars ($5.00) per share.

                                    ARTICLE 2
            Interdependent Transactions; Representations; Termination

        2.1 Interdependent Transactions. The parties hereto acknowledge that the transactions constituting the Recapitalization are interdependent. In the event that any of the transactions specified in Article 1 are not consummated substantially on the terms and conditions set forth in the relevant section of
Article 1, then none of such transactions shall be consummated unless the parties by written amendment to this Agreement shall agree otherwise prior to the consummation of the transactions specified in Article 1.

        2.2 Representations and Warranties of Parent.

               Parent represents and warrants to the Millers and GEI as follows:

               2.2.1 Organization. It is a corporation duly organized and validly existing under the laws of the State of Delaware.

               2.2.2 Authority. It has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

               2.2.3 Binding Obligation. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part, and, assuming the due authorization, execution and delivery of this Agreement by each of the other parties hereto, this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

               2.2.4 No Conflict. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment or decree applicable to it, or
(iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or bylaws or any material agreement or other material instrument to which it is a party or by which it or its property is bound or affected.

        2.3 Representations and Warranties of GEI. GEI represents and warrants to the Millers and to Parent as follows:

               2.3.1 Organization. It is a limited partnership duly organized and validly existing under the laws of its state of organization.

               2.3.2 Authority. It has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

               2.3.3 Binding Obligation. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action on its part, and, assuming the due authorization, execution and delivery of this Agreement by each of the other parties hereto, this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

               2.3.4 No Conflict. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment or decree applicable to it, or
(iii) conflict with, or result in a breach or default under, any term or condition of its charter, bylaws or equivalent governing documents or any material agreement or other material instrument to which it is a party or by which it or its property is bound or affected.

        2.4 Representations and Warranties of the Millers. Each of the Millers, severally and not jointly, represents and warrants to GEI and to Parent as follows:

               2.4.1 Authority. He has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

               2.4.2 Binding Obligation. Assuming the due authorization, execution and delivery of this Agreement by each of the other parties hereto, this Agreement constitutes his binding obligation, enforceable against him in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

               2.4.3 No Conflict. The execution, delivery and performance of this Agreement by him and the consummation by him of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both, (i) violate any provision of law, statute, rule or regulation to which he is subject, (ii) violate any order, judgment or decree applicable to him, or (iii) conflict with, or result in a breach or default under, any term or condition of any material agreement or other material instrument to which he is a party or by which he or his property is bound or affected.

        2.5 Survival of Stock Subscription Agreements. Parent represents, acknowledges and agrees that (i) the Stock Subscription Agreement dated September 25, 1992 between GEI and Old Parent, (ii) the Stock Subscription Agreements dated September 25, 1992 between each of Irell & Manella, DLJ Capital Corp. and Yucaipa Capital Fund, L.P., on the one hand, and GEI and Old Parent on the other hand and (iii) the Management Subscription and Stockholders Agreements dated October 15, 1992 between each of Daniel A. Seigel, Philip L. Maslowe and Christian K. Bement on the one hand, and GEI and Old Parent on the other hand (collectively the "Stock

Agreements") will be assumed by Parent in the Parent Merger. Each of the Stock Agreements shall remain in full force and effect with respect to the Common Stock as if such Selling Stockholders had entered into such Stock Agreements directly with Parent, and after the Parent Merger and the Recapitalization, for purposes of the "piggyback" registration rights provisions of such Stock Agreements, the capital stock of the Parent that shall be subject to such provisions shall be the Common Stock. In addition, Parent and GEI have agreed to clarify and amend Section 4 of the Stock Agreement applicable to GEI to provide that GEI and its Affiliates shall have two demand registration rights to cause Parent to register shares of Common Stock (so long as the demand relates to at least 10% of the outstanding Common Stock) and two demand registration rights to cause Parent to register shares of Parent New Preferred (so long as the demand relates to at least 30% of the outstanding Parent New Preferred (or notes issued in exchange for such shares as permitted by the terms of the Preferred New Preferred)) under the Securities Act of 1933, as amended, and applicable state securities or blue sky laws in connection with a proposed sale or distribution of such Common Stock or Preferred Stock (or the notes in exchange for such shares), respectively. So long as the Common Stock or Parent New Preferred is publicly traded, the respective demand registration may be a "shelf registration" for such security that is publicly traded and Parent shall keep such shelf registration effective for two years. The parties agree to enter into a separate amendment agreement reflecting such registration rights of GEI for the Common Stock and the Parent New Preferred, respectively.

        2.6 Termination. This Agreement shall terminate on, and be of no further force and effect after, the first to occur of the following: (i) January 31, 1998 or (ii) the date the parties are advised by the Initial Purchasers of the Notes that it is not practical to effect the issuance and sale of the Notes.

                                    ARTICLE 3
                                  Miscellaneous

        3.1 Purchase From PE. Parent and the Millers acknowledge that Leonard Green & Partners, L.P. ("LGP") or an affiliate of LGP will purchase from PE for cash, immediately after the consummation of the Recapitalization, the thirty five thousand seventy (35,070) shares of Parent New Preferred, representing three million five hundred seven thousand dollars ($3,507,000) of Liquidation Value of the Parent New Preferred.

        3.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered personally or sent by facsimile transmission (receipt of which is confirmed) or by courier service promising overnight delivery (with delivery confirmed the next day) or three (3) business days after sent by registered or certified mail (postage prepaid, return receipt requested). Notices shall be addressed as follows:

        To Parent:                  Big 5 Holdings Corp.
                                    2525 East El Segundo Boulevard
                                    El Segundo, California 90245
                                    Attention: Gary Meade, General
                                    Counsel
                                    Facsimile: (310) 297-7592


        With a copy to:             Irell & Manella LLP
                                    333 South Hope Street, 33rd Floor
                                    Los Angeles, California 90071
                                    Attention:  Edmund M. Kaufman, Esq.
                                    Facsimile:  (213) 229-0515


        To GEI:                     Green Equity Investors, L.P.
                                    c/o Leonard Green & Partners, L.P.
                                    11111 Santa Monica Boulevard
                                    Suite 2000
                                    Los Angeles, California 90025
                                    Attention:  Jennifer Holden Dunbar
                                    Facsimile:  (310) 954-0404


        To the Millers:             Robert W. Miller
                                    Steven G. Miller
                                    c/o Big 5 Holdings Corp.
                                    2525 East El Segundo Boulevard
                                    El Segundo, California 90245
                                    Facsimile:  (310) 297-7595

Any party may from time to time change its address for the purpose of notices by a similar notice specifying the new address but no such change shall be effective as against any Person until such Person shall have actually received it.

        3.3 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof (without requirement to post bond), in addition to any and all other remedies at law or in equity.

        3.4 Amendment; Waiver. This Agreement may be amended, modified, supplemented or terminated only by a written instrument signed by Parent and each of GEI and the Millers.

No provision of this Agreement may be waived orally, but only by a written instrument signed by the party against whom enforcement of such waiver is sought. No alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

        3.5 Further Assurances. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

        3.6 No Third-Party Benefits. None of the provisions of this Agreement (other than Section 2.5 with respect to the Selling Stockholders) shall be for the benefit of, or enforceable by, any third-party beneficiary.

        3.7 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, all terms defined herein include the plural as well as the singular and the words "include," "includes" and "including" shall be deemed in each case to be followed by the words "without limitation."

        3.8 Assignability. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

        3.9 Severability. If any provision hereof shall be held to be unenforceable or invalid by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not alter the enforceability, validity or effect of any other provision hereof.

        3.10 Entire Agreement. This Agreement and the agreement referenced in
Section 2.5 hereof contain the final and entire agreement among the parties with respect to the matters contemplated hereby and supersede all written or verbal representations, warranties, commitments and other understandings prior to the date hereof. No reference shall be made to any draft of this Agreement for purposes of interpretation or resolution of ambiguity or otherwise.

        3.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        3.12 Attorney's Fees. In any suit or proceeding arising out of this Agreement to interpret or enforce any provision of this Agreement, the prevailing party shall be entitled to all reasonable out-of-pocket expenses and reasonable attorneys' fees incurred by such party in connection with such suit or proceeding.

        3.13 Captions. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        3.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.


                           [Signature Blocks Omitted]